SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                     (12g3)


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report: May 15, 2003



                             ROAMING MESSENGER, INC.
                           ---------------------------
                              (Name of Registrant)



Nevada                        000-13215                30-0050402
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


            6144 Calle Real Suite 200, Santa Barbara, CA 93117
           ----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (805) 683-7626

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

     On April 1, 2003, the company entered into a Plan and Agreement of Reorganization with Warp 9, Inc., and its shareholders whereby the company is acquiring 93% of the issued and outstanding common stock of Warp 9, Inc. in exchange for 122,620,913 shares of common stock of the company.


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     When completed, Warp 9, Inc., a Delaware corporation, will be a subsidiary of the company.

     Warp 9, Inc. ("Warp 9") has developed Roaming Messenger, a proprietary solution for delivering real-time information for homeland security, emergency response, military and enterprise applications. Unlike solutions based on existing messaging technology such as e-mail, text messaging, and voicemail, Roaming Messenger packages time-critical information into "smart courier" messages. These messages automatically roam throughout the wired and wireless worlds - from mobile devices to desktop PCs to central servers - tracking down people and getting responses in real-time.


                                 Company History

Warp 9 Technologies, LLC, a California limited liability company ("Warp 9 LLC"), was founded in February 1996 by Jon Lei and Roger Endo to provide Internet products and services. In May 1996, Warp 9 LLC launched SBnet, an Internet service provider dedicated to providing high-quality Internet access and customer service. Warp 9 LLC began developing its core e-commerce business in late 1996 and introduced the Warp 9 Internet Commerce System to its first major customer in March 1997. In July 1998, Warp 9 LLC sold its SBnet consumer dial-up subscriber accounts to MindSpring Enterprises, Inc. (merged with Earthlink,
NASDAQ: "ELNK"), a national Internet service provider, in order to allow Warp 9 LLC to focus its resources on higher margin business accounts and on building the Warp 9 ICS business. Warp 9 LLC retained approximately 200 business accounts that the Company continues to service under the SBnet name.

On September 30, 1999, Warp 9 LLC was reorganized and merged into eCommerceland, Inc. ("eCommerceland"), a Delaware corporation formed on August 27, 1999. As a result of that reorganization, eCommerceland succeeded to all the rights, assets, liabilities, and obligations of Warp 9 LLC. On December 21, 2000, eCommerceland changed its corporate name to Warp 9, Inc.

                             The Company's Business

The Company's strategy is to provide a proprietary solution for real-time communication over wired and wireless devices. The Company's flagship product, Roaming Messenger, is a "smart courier" for delivering real-time information for homeland security, emergency response, military and enterprise applications. Unlike solutions based on existing messaging technology such as e-mail, text messaging, and voicemail, Roaming Messenger packages time-critical information into "smart courier" messages. These messages automatically roam throughout the wired and wireless worlds - from mobile devices to desktop PCs to central servers - tracking down people and getting responses in real-time.

Roaming Messenger Product Line:

The Roaming Messenger Gateway Appliance Family offers a range network appliances configured to meet the various mobile communication demands of users and organizations. All the necessary Roaming Messenger software are pre-installed in the Gateway Appliances for instant deployment.


The entire Roaming Messenger software suite is available for licensing to strategic VAR and OEM partners for creating customized or private labeled Roaming Messenger systems.


Applications For Roaming Messenger:

Emergency Response

Roaming Messenger can be the mobile messaging extension for any Emergency Response Management system in automating the notification, authorization and deployment of an Emergency Response Team. For example, a response team can be dynamically assembled by sending off a Roaming Messenger to the mobile devices of Emergency Managers, informing them of the situation and requesting authorization to deploy a Response Team. After receiving authorization, Roaming Messenger could then proceed to all Tier 1 First Responders, get their acknowledgment and also deliver the emergency incident report.

Security

Roaming Messenger can be integrated with any security monitoring system to deliver real-time notification with actionable responses. Notifications regarding security breaches such as fire alarms, HVAC failures, motion sensors and restricted access can be enhanced by Roaming Messenger. Responsible personnel are presented with information regarding the breach, as well as actions such as informing law enforcement, turning on or off mechanisms to resolve the breach - all from mobile or desktop devices.

Military and Defense

The battlefield is going hi-tech with the goal of enabling real-time command and control capabilities from the highest to the lowest tactical echelons. Roaming Messenger can be used for delivering situational awareness and command and control information to tactical personnel with wireless mobile devices. Roaming Messenger can facilitate a seamless flow of battle command information across the battle space by roaming from person to person.

Healthcare

In the fast-paced healthcare environment, there is no room for error and delays can be costly. Roaming Messenger can be deployed along side existing healthcare management systems to improve response time and patient satisfaction within a hospital. Patient requests or patient monitoring systems can alert appropriate RNs of problems or escalate accordingly to ensure timely response. When Roaming Messenger finds the RN, the RN accepts that task or delegates it to an appropriate aide. After the nurse's aid has resolved the patent request, Roaming Messenger can go back to the RN, inform the RN of the resolution and if appropriate log the incident into the hospital's central patient monitoring system. Communication processes at the doctor's level can also be automated in the same way.

Real-time Enterprise

The essence of a Real-time Enterprise is event-driven. When something happens, the people who care about it needs to respond. As the workforce becomes increasingly mobile, Enterprise information systems need to be able to securely and efficiently contact them. Roaming Messenger is an ideal mobile extension to any Enterprise system by providing an intelligent message that can track down appropriate people and get approvals to push the business process along. Whether it is getting an invoice paid, ordering more parts for the production line, updating a customer management system, Roaming Messenger can be used as the mobile messaging component.

Manufacturing

In a manufacturing environment, reaching the right people at the right time and monitoring and assessing critical information from production lines and security systems can significantly reduce costs and improve employee safety. Roaming Messenger can be integrated to any manufacturing monitoring system to deliver actionable notifications regarding equipment failures, security breaches, chemical spills, and other critical events to responsible technicians, as well as keep plant managers informed of situation progress and resolution.

Mobile Commerce

Roaming Messenger can also facilitate mobile commerce transactions. For example, wireless mobile vending solutions today require the physical machine to have a dedicated Internet connection, which makes mass deployment very difficult and costly. Using Roaming Messenger, a purchase transaction can be completed with end-to-end security by allowing the vending machine to piggy-back on the Internet connection of the user's smart phone or PDA via a local Infrared or Bluetooth connection. Roaming Messenger can be initiated by the vending machine, to the user's handheld device, request item and payment selections, interact with an Internet payment server, report inventory and status to a different server and return back to the vending machine to complete the transaction in real-time.

Competitive Advantages

Unlike most competitive offerings that are based on client/server architecture using e-mail, text messaging, or voicemail technologies, the Roaming Messenger solutions is built from the ground up based on distributed and peer-to-peer architecture that mirrors the nature of mobile devices and networks.

o       Patent pending approach to mobile data applications
o       Encapsulation of data and logic into an intelligent message
o Roaming feature gives an messages inherent presence detection and management without extra hardware or software
o Messages can automatically escalate from one device to another, one person to another, facilitating real-time communication
o       High grade security through public key encryption technology
o Lower total cost of ownership by reducing device side software upgrades and web based management interfaces
o Addresses both device-to-device as well as device-to-server transactions

Revenue Model

The Company's management believes that most of the Company's revenues will come from the licensing of its Roaming Messenger product, customer training and support, and software upgrades to Application Developers and System Integrators.

The Company's management has decided to use a deployment pricing model based on the number of Roaming Messenger enabled devices. Customers will be asked to pay a one-time license fee for each device that is activated for Roaming Messenger communication. Customers will then be invited to subscribe to an ongoing service plan (optional) that would provide training, support, maintenance and software upgrades.

Distribution Strategy

The Company's sales strategy is to conduct high-level direct sales to application developers, system integrators and in-house IT departments of enterprise or government agencies. In addition, the Company will develop relationships with channel partners such as independent software vendors, information technology consultants, wireless application service providers and interactive agencies. The Company will also manage its own direct sales force along with a professional services division to facilitate client solutions.


                             Proprietary Technology

Patent Application #1: Self-Contained Business Transaction Capsules was invented by Jonathan Lei. All rights to this patent were assigned to the Company under the terms of Mr. Lei's employment agreement. Mr. Lei did not receive compensa-tion for the assignment.

An application  for a U.S. patent in the name of Jonathan L. Lei and assigned
to Warp  9  for   Self-Contained   Business   Transaction   Capsules   (Docket
No. 23803-250394) was filed on January 2, 2001, by the Company's intellectual property counsel, Pillsbury Winthrop, LLP.

A self-contained business transaction capsule, or eCapsule, is a small electronic capsule that contains all the necessary data and logic to complete a business transaction. The eCapsule is a "thin" and "lightweight" small computer-readable file that is device independent. The eCapsule allows a business, for example, to encapsulate an individual product or offer into an intelligent object that is capable of completing entire transactions. The eCapsule includes data about the product or service being provided, such as the product price, a textual description, or options of the product or service (a transaction description). The eCapsule also includes transaction logic or business logic capable of completing the transaction, such as billing and shipping information, order routing information, order status information, shipping status information, and any other transaction rules necessary to process the transaction. Moreover, the eCapsule is adapted to be broadcasted to, and stored on, a portable electronic device, such as a mobile wireless-enabled device, like a cellular telephone, a personal digital assistant (PDA) or a laptop computer.

Patent Application #2 - Utilizing Mobile Devices as a Communication Proxy for Non-Connected Terminals was invented by Jonathan Lei and Brian Fox. All rights to this patent were assigned to the Company under the terms of Mr. Lei's and Mr. Fox's employment agreements. Neither Mr. Lei nor Mr. Fox received compensation for the assignment.

An application for a U.S. patent in the name of Jonathan L. Lei and Brian J. Fox and assigned to Warp 9 for Utilizing Mobile Devices As A Communication Proxy For Non-Connected Terminals (Docket No. 23803-277301) was filed on February 21, 2002, by the Company's intellectual property counsel, Pillsbury Winthrop, LLP.

This invention is a method and system in which terminals, appliances and machines without dedicated Internet connections, can complete Internet based transactions by using the connection on the user's handheld device. An example of an application of this invention is a vending machine that can conduct electronic payments without having an internal wireless device that communicates with a server on the Internet. Existing solutions require the vending machine to be equipped with an internal cell phone. Using this invention, the vending machine can communicate with the consumer's handheld device via Infrared or Bluetooth and simply uses the handheld device as the conduit to the Internet for remote payment processing. This invention also covers many other applications including secured doorways, factory floors and smart data acquisition sensors.

                           Other Products and Services

Warp 9 ICS

The Company began developing its core e-commerce business in late 1996 and introduced the Warp 9 Internet Commerce System ("Warp 9 ICS") to its first major customer in 1997. The Warp 9 ICS is a proprietary and extensible system that enables any business to expand its operation to the Internet with minimal investment, overhead and risk. A business does not need to invest in new hardware or software in order to utilize the Warp 9 ICS, because the product is offered as a fully managed online catalog solution that includes hosting on the Warp 9 Web server. It provides project management, development, and integration into a company's existing business processes. The Company has packaged the process and technology required for complete e-commerce site deployment.

Warp 9 EMS

Warp 9 EMS is a web-based e-mail campaign and list management system designed for high performance and reliability. EMS's sophisticated technology will allow marketers to send targeted e-mail campaigns that help grow, retain and maximize the lifetime value of their customers. Through content personalization and list segmentation, campaign efforts will result in higher response rates, higher conversion rates and improved customer loyalty. Warp 9 EMS enables unprecedented response rates that are not achievable through traditional forms of direct marketing.

Revenue Model

The Company charges its customers a monthly subscription fee to the Warp 9 ICS and Warp 9 EMS product using an application service provider (ASP) model.

A customer has a high level of incentive to continue the Warp 9 ICS and EMS contract because the Company retains ownership of the underlying technology, source code, software programs and scripts that give the web site its functionality. A customer's alternative is to start again from scratch, spending at least $100,000 to build a comparable web site elsewhere (plus on-going maintenance), or cancel its online presence altogether. The Company believes most customers will renew because it is a very cost effective solution.

Competitors

The Company will be subject to intense competition. Several large companies, with greater financial and managerial resources than the Company, and greater name recognition are offering mobile messaging solutions, and the competition is intense for such a lucrative market.

While certain market overlaps exist between the Company's product and other solutions, the Roaming Messenger solution is designed to provide unique competitive advantages.

Companies that the Company may compete with in the mobile messaging market include:

ViaFone

ViaFone's flagship product, ViaFone OneBridge(TM), delivers voice and wireless data applications across all popular communications devices -- land-line, cellular and WAP-enabled phones, PocketPC and Palm handhelds, and RIM BlackBerry pagers. ViaFone OneBridge, which integrates with e-business and legacy systems, enables enterprises to extend workplace productivity beyond the arbitrary boundaries of walls, buildings, and wires. ViaFone OneBridge has a database-driven architecture that runs on any Java application server. It was built on a solid foundation of industry software standards including Java, Extensible Markup Language (XML), and Extensible Stylesheet Language (XSL). At its core is an open, XML-based framework allowing automatic, device-specific rendering over any mobile device.

Brience

Brience 3.0 - Mobile Processing Server is a highly scalable Java and XML based software that operates on a wide range of hardware platforms and supports a multitude of relational databases, legacy systems, packaged software or infrastructure software from leaders such as Openwave, Nokia, Oracle, IBM, BEA, Broadvision, Tibco, Siebel, PeopleSoft, SAP, ATG and several others. The software platform has support for over 200+ mobile devices that are commercially available and operate seamlessly across all major service provider networks.

BroadBeam

BroadBeam provides a wireless software platform called Axio with the following components:

o       ExpressQ - Wireless messaging server.
o       ExpressWeb - Wireless content server.
o Applications Connectors - The Axio platform offers a number of back-end connectors to enterprise applications.
o Development Tools - Broadbeam offers Java, C++ and XML interfaces to enable rapid application development using familiar programming tools.

BroadBeam is a respected big player in "transcoding" technology. Its solution is highly client/server based, very much like Brience with the exception of its advanced store-and-forward messaging server, ExpressQ.

Bonita Software

Bonita Software is a startup, providing Java-based client/server technologies and applications to wireless service providers and device manufacturers. Its platform is composed of the following components:

o ToGo Client Engine - A Java 2 software that provides data sharing and task switching features that enable greater functionality and ease-of-use than standalone J2ME/MIDP applications.

o ToGo Server Engine - Java 2 Enterprise Edition software that sits on the server side and handles incoming commands to complete operations the client side requests.

ThinAirApps

ThinAirApps offers a product called ThinAir Server Platform that is client/server based over a real-time live connection between the client and the server. The server provides a rich execution environment, capable of supporting access from many different types of wireless devices, and allowing applications to serve data and interact with the users of these devices.

MobileSys

MobileSys is a leading wireless infrastructure services provider that includes a global wireless network and wireless messaging software and integrations for major enterprise applications. This company's primary product offerings include:

o MobileSys MX - an extremely reliable, highly scalable 2-way wireless messaging engine that can be integrated with mission-critical, enterprise applications.

o The MobileSys Network(TM) - a global wireless data network that links enterprise applications, ASPs, and eBusinesses with employees, customers, and partners.

                               Marketing Strategy

The Company intends to enhance, promote and support the idea that Roaming Messenger is the most compelling and efficient solution available in the marketplace for mobile messaging.

In order to create a favorable environment for sales, the Company plans to undertake advertising and promotion efforts. These efforts will be outsourced and will require the services of an advertising firm and public relations firm.

The Company plans to interview various firms and select those most capable of assisting the Company with comprehensive advertising and promotion plans. At this time, the company does not intend to hire additional employees to undertake these efforts.

                                 Sales Strategy

After creating a high level of perceived value and building significant demand for sales through its marketing campaign, the Company intends to aggressively sell the Roaming Messenger product in the United States. International sales will follow after achieving initial success in the domestic marketplace.

The Company has no revenue generating customers for the Roaming Messenger products at this time.

The Company's management has identified the following primary target market segments for the Roaming Messenger solution:

        o   Homeland Security
        o   Emergency Response, Public Health and Safety
        o   Military and Defense
        o   Enterprises
        o   Wireless Carriers


                              Distribution Channels

Roaming Messenger is a mobile messaging component with applications in many markets. The Company plans to sell and license the Roaming Messenger products to system integrators in markets such as Homeland Security, Emergency Response, Military and Enterprise Automation. For example, the Company might sell a Roaming Messenger Gateway appliance to a Systems Integrators that is designing an emergency management system for the US Coast Guard.

The Company plans to sell Roaming Messenger through several channels of distribution, including:

Direct Sales

The Company's policy is to sell directly to its customers only when other channels of distribution are unavailable. The Company's management expects that direct sales will occur most often with smaller customers.

Channel Partners and/or Certified Integration Partners

The Company plans to identify a number of independent organizations that may serve as channel partners and or certified integration partners. These organizations are likely to have well-established relationships with mid-size to large size customers. Many may also provide specific vertical market applications.

The Company's requirements for channel partners and certified integration partners include: established branding, established market segment, solid reputation, high volume transactions and independent marketing and services organizations.

Executive Sales

Because many of the Company's large customers will tend to be top corporate managers, it is important that its Company president and senior managers present its products and services to its customers.

Field Sales Force

The majority of the Company's selling efforts to large accounts will be handled internally through its field sales force. The Company has chosen to use a direct sales force because its large accounts require considerable customer education and post-sales support -- directly from the Company. The Company's price points, pricing structure and profits are such that its cost of sales warrants a "person-to-person" selling strategy.

Manufacturers' Representatives

The Company can supplement its own field sales force by entering into agreements with manufacturers' representatives. Because manufacturers' representatives carry several product/service lines that are compatible with the Company's products and services, the Company plans to select manufacturers representatives carrying complementary and compatible products and services, as well as manufacturers' representatives that sell dissimilar products and services yet ones that are appropriate to their customers' customer.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of May 10, 2003, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.




                                                               NUMBER OF SHARES          OWNERSHIP
SHAREHOLDERS/BENEFICIAL OWNERS                                                           PERCENTAGE
-----------------------------------------------------------------------------------------------------------
Jonathan L. Lei (1)                                           96,087,525                68%
c/o Roaming Messenger, Inc.
6144 Calle Real, Suite 200
Santa Barbara, CA  93117

Louie Ucciferri (2)                                           3,750,000                 2.7%
c/o Roaming Messenger, Inc.
6144 Calle Real, Suite 200
Santa Barbara, CA  93117

Tom Djokovich (3)                                             302,500                   .2%
c/o Roaming Messenger, Inc.
6144 Calle Real, Suite 200
Santa Barbara, CA  93117

All directors and executive
officers as a group (3 persons)                               100,140,025               71%

(1) Jonathan L. Lei is Chairman of the Board of Directors, President, Secretary, Chief Executive Officer, and Chief Financial Officer of the Company Secretary

(2)  Louie Ucciferri is a director of the Company.

(3)  Tom Djokovich is a director of the Company.

Each principal shareholder has sole investment power and sole voting power over the shares.


ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.


ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Armando C. Ibarra, CPAs, former CPAs for the Company, resigned as auditor on April 5, 2003. Rose Snyder & Jacobs, CPAs of Encino, California were engaged as auditors for the Company on April 5, 2003.

         The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

         In connection with audit of the most recent fiscal year and through the date of termination of the accountants, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the subject of the disagreement(s).

         The audit report by Armando C. Ibarra, CPAs for the year ended December 31, 2002, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. Otherwise, the audit report by Armando C. Ibarra, CPAs forthe year ended December 31, 2002 did not contain an adverse opinion or dis-claimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.


ITEM 5.    OTHER EVENTS

      Pursuant to the Plan and Agreement of Reorganization the following matters has occured:

         1. The name of the company has been changed to Roaming Messenger, Inc. on May 2, 2003.

         2.  A complete management change occurred.


        The Company has elected to change the Company's fiscal year end to June
30.  An NT-10K will be filed for the period ended June 30, 2003.

Resignation and Appointment of Officers
---------------------------------------
a) Jose Gonzalez has resigned as President, Chief Financial Officer and Secretary effective at the end of the business day in California on April 1, 2003.

b) Jon Lei has been appointed President, Chief Financial Officer and Secretary of the Company to serve at the discretion of the Board of Directors effective at the end of the business day in California on April 1, 2003. (See Biographical Information under Directors herein below).

Executive Officers

Name                                     Position
----                                     --------
Jon Lei                                  President, CEO, CFO and Secretary


ITEM 6.  APPOINTMENT OF NEW DIRECTORS

     Pursuant to the Agreement and Plan of Reorganization with Warp 9, Inc. the new Board of Directors' appointments are effective ten days after mailing of Notice to shareholders pursuant to Section 14f of the Securities Exchange Act of 1934 as amended (the "Exchange Act")

     The previous director, Jose Gonzales, will resigned upon the effectiveness of the appointment of the new directors. (April 19, 2003)

         The biographical information of the new directors and officers is as follows:

Board of Directors

     Jonathan L. Lei, age 30, has been the President, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company since the closing of the first 90% Reorganization on April 1, 2003. Mr. Lei was founder, President, and Director of Warp 9, Inc. 1996 to date. Mr. Lei received a Bachelor Degree in Electrical and Computer Engineering from the University of California, Santa Barbara ("UCSB") in 1995 and a Master of Science Degree in Electrical and Computer Engineering from UCSB in 1996. While at UCSB, he studied and worked in the field of computer aided design and development of VLSI and ASIC silicon chips. Mr. Lei was employed by Lockheed Martin in 1993 where he built data acquisition systems for spacecraft testing. In 1995, he worked for Intel Corporation where he developed the Triton II Pentium PCI chipset. From 1995 to 1996, Mr. Lei worked for RC Electronics where he designed PCI based data acquisition systems. Mr. Lei founded Warp 9, Inc. in 1996 and in 1998, he negotiated a transaction to sell Warp's consumer ISP division, Sbnet, to MindSpring Enterprises. During that same period, Mr. Lei co-developed Warp's e-commerce products. He is the visionary behind the patent pending eCapsule technology and Warp's mobile data direction. Mr. Lei was an officer and is a lifetime member of Tau Beta Pi, a national engineering honor society.

         Louie Ucciferri, age 42, is the founder and President of Westlake Financial Architects, an investment-banking firm formed in 1995 to provide financial and investment advisory services to early stage companies. He has raised investment capital for both private and public companies and has created liquidity for investors in the form of public offerings. Since November 1998, he has also served as President of Camden Financial Services, a NASD registered broker dealer that serves as the dealer manager for a real estate company that has raised in excess of $150 million in equity capital for the acquisition of commercial office properties in southern California and Arizona.

         Tom M. Djokovich, age 46, was the founder and served from 1995 to 2002 as the Chief Executive Officer of Accesspoint Corporation, a vertically integrated provider of electronic transaction processing and e-business solutions for merchants (OTCBB:ASAP.OB). Under Mr. Djokovich's guidance, Accesspoint became a member of the Visa/MasterCard association, the national check processing association NACHA, and developed one of the payment industry's most diverse set of network based transaction processing, business management and CRM systems for both Internet and conventional points of sale. During his tenure, Accesspoint became an early adopter of WAP based e-commerce capabilities and the industry's first certified Level 1 Internet payment processing engine. In his last year as executive manager, Accesspoint grew its processing revenues by over 800% and overall revenues by nearly 300%. Prior to Accesspoint, Mr. Djokovich founded TMD Construction and Development where he developed an early business-to-business ordering system for the construction industry

RESIGNATION OF DIRECTORS

     Jose Gonzalez has resigned as a director effective ten days after Notice to Shareholders pursuant to Section 14f of the Exchange Act. (April 19, 2003)


ITEM 7.    FINANCIAL STATEMENTS, UNAUDITED CONSOLIDATED FINANCIALS, & EXHIBITS

        Financial Statements -

                         1. 12/31/02 unaudited financial statements for Warp 9.

                         2.  Consolidated Pro Forma at 3/31/03


        Exhibits -              10.1    Agreement and Plan of Reorganization
                                        (Previously filed)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: May 15, 2003                           ROAMING MESSENGER, INC.


                                             By: /s/ Jonathan Lei
                                                --------------------------------
                                                Jonathan Lei, President

                                  WARP 9, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



                                  WARP 9, INC.
                                 BALANCE SHEETS
                                    UNAUDITED


                            ASSETS
                                                                (Unaudited)
                                                                 December 31,     June 30,
                                                                   2002            2002
                                                                  ------          ------
CURRENT ASSETS
Cash                                                                $ 57,319       $ 87,094
Accounts receivable, net of allowance for doubtful account of $0      59,857         81,812
Advance to shareholder                                                     -          5,250
Prepaid expenses                                                       5,099         18,934
                                                                      ------        -------

TOTAL CURRENT ASSETS                                                 122,275        193,090
                                                                    --------       --------

PROPERTY & EQUIPMENT
Furniture, Fixtures & Equipment                                       75,127         75,127
Computer Equipment                                                   137,596        126,170
Commerce Server                                                       50,000         50,000
Computer Software                                                      3,535          3,535
Tenant Improvements                                                   42,194         42,194
                                                                     -------        -------
                                                                     308,452        297,026
 Less: Accumulated depreciation & amortization                      (175,451)      (151,609)
                                                                    ---------      ---------

NET PROPERTY & EQUIPMENT                                             133,001        145,417
                                                                    --------       --------
OTHER ASSETS
Lease deposit                                                          7,029          7,029
Other assets                                                           2,261          2,261
                                                                      ------         ------
 TOTAL OTHER ASSETS                                                    9,290          9,290
                                                                      ------         ------

TOTAL ASSETS                                                       $ 264,566      $ 347,797
                                                                  ==========     ==========

            LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Note payable                                                        $ 50,000       $ 50,000
Accounts payable                                                      84,697         97,988
Accrued liabilities                                                   26,464         29,878
Officer salaries payable                                             278,366        251,849
Staff salaries payable                                                17,658         19,211
Current portion -obligations under capitalized leases                 17,868         17,868
                                                                     -------        -------

TOTAL CURRENT LIABILITIES                                            475,053        466,794
                                                                    --------       --------
LONG TERM LIABILITIES
Obligations under capitalized leases                                  14,166         15,648
Deposit - shareholder                                                 17,650              -
                                                                     -------             --
 TOTAL LONG TERM LIABILITIES                                          31,816         15,648
                                                                     -------        -------

TOTAL LIABILITIES                                                    506,869        482,442
                                                                    --------       --------
COMMITMENTS & CONTINGENCIES

SHAREHOLDERS' DEFICIT
Capital Stock                                                         39,933         39,333
Additional Paid-in Capital                                         1,403,355      1,343,955
Stock Issuance Costs                                                (293,166)      (285,715)
Accumulated deficit                                               (1,392,425)    (1,232,218)
                                                                  -----------    -----------

 TOTAL SHAREHOLDERS' DEFICIT                                        (242,303)      (134,645)
                                                                    ---------      ---------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                        $ 264,566      $ 347,797
                                                                  ==========     ==========

See notes to financial statements.
F-1


                                  WARP 9, INC.
                            STATEMENTS OF OPERATIONS
                                    UNAUDITED



                                                   Three                    Six                   Three                   Six
                                                months ended           months ended            months ended           months ended
                                             December 31, 2002       December 31, 2002      December 31, 2001      December 31, 2001
                                           -------------------     ------------------      -------------------    -----------------

REVENUE                                        $ 225,287                $ 432,408             $ 216,053               $ 433,694

COST OF REVENUE                                  (29,078)                 (57,187)              (33,668)                (73,981)
                                                 --------                 --------              --------                --------


  GROSS PROFIT                                   196,209                  375,221               182,385                 359,713

OPERATING EXPENSES
Selling, general and
 administrative expenses                         186,866                  424,098               230,437                 452,837
Depreciation and amortization                     12,103                   23,843                12,141                  21,343
Research and development                          36,250                   72,504                36,471                  72,721
Business development                                   -                        -                90,000                  90,000
                                                 --------                 --------               -------                 ------
TOTAL OPERATING EXPENSES                         235,219                  520,445               369,049                 636,901
                                                 --------                 --------              --------                -------

OPERATING LOSS                                   (39,010)                (145,224)             (186,664)               (277,188)
                                                 --------                ---------             ---------               ---------

OTHER INCOME (EXPENSES)
Interest income                                        -                       99                   234                     352
Interest expense                                  (5,471)                 (11,040)               (5,295)                (10,937)
Other income (expenses)                           (5,512)                  (4,042)                    -                       -
                                                 ---------               ---------             ---------               ---------
TOTAL OTHER INCOME (EXPENSES)                    (10,983)                 (14,983)               (5,061)                (10,585)
                                                 --------                 --------             ---------                --------

NET LOSS                                       $ (49,993)              $ (160,207)           $ (191,725)             $ (287,773)
                                                ==========              ===========           ===========             ===========


BASIC AND DILUTED LOSS PER SHARE                 $ (0.00)              $    (0.02)           $    (0.02)             $    (0.03)
                                                ==========              ===========           ===========             ===========


WEIGHTED AVERAGE NUMBER OF SHARES             10,365,268               10,334,770             9,971,130               9,882,167
                                                ===========             ===========           ==========              =========

See notes to financial statements.
F-2


                                  WARP 9, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                    UNAUDITED




                                                                         Additional          Stock
                                                            Common         Paid-in         Issuance        Accumulated
                                           Shares           Stock         Capital            Cost            Deficit           Total
                                           -------         ------       --------          -----            --------            -----

Balance at June 30, 2001               9,743,041       $ 33,534       $ 769,802        $ (202,528)      $ (645,588)       $ (44,780)

Issuance of common stock                 333,293          3,333         329,961           (49,434)               -          283,860

Net loss                                       -              -               -                 -          287,773)        (287,773)
                                        --------       --------        ---------        ---------        ----------        ---------

Balance at December 31, 2001          10,076,334         36,867       1,099,763          (251,962)        (933,361)         (48,693)

Issuance of common stock                 246,760          2,466         244,192           (33,753)               -          212,905

Net loss                                       -              -               -                 -         (298,857)        (298,857)
                                        --------       --------        ---------        ---------        ----------        ---------

Balance at June 30, 2002              10,323,094         39,333       1,343,955          (285,715)      (1,232,218)        (134,645)

Issuance of common stock                  60,000            600          59,400            (7,451)               -           52,549

Net loss                                       -              -               -                 -         (160,207)        (160,207)
                                        --------       --------        ---------         ---------       ----------        ---------

Balance at December 31, 2002          10,383,094       $ 39,933     $ 1,403,355        $ (293,166)    $ (1,392,425)      $ (242,303)
                                      ===========      =========    ============        ===========    =============      ==========


See notes to financial statements.
F-3


                                  WARP 9, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                    UNAUDITED



                                                                          Six                       Six
                                                                     months ended               months ended
                                                                   December 31, 2002         December 31, 2001
                                                               -   ------------------     -  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                      $ (160,207)               $ (287,773)
Adjustment to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization                                                     23,842                    21,343
Decrease (increase) in account receivable                                         21,955                    (6,769)
Decrease (increase) in prepaid expenses                                           13,835                     4,396
Decrease (increase) in other assets                                                    -                       323
Decrease (increase) in accounts payable                                          (13,291)                   60,014
Decrease (increase) in officer salaries payable                                   31,767                    30,667
Decrease (increase) in other liabilities                                          (4,967)                    4,170
                                                                                  -------                   -----

            NET CASH USED IN OPERATING ACTIVITIES                                (87,066)                 (173,629)
                                                                                 --------                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property & equipment                                                  (1,081)                   (2,499)
                                                                                  -------                   -------

            NET CASH USED IN INVESTING ACTIVITIES                                 (1,081)                   (2,499)
                                                                                  -------                   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock                                                          52,549                   193,860
Deposit for shares of common stock                                                17,650                         -
Payments on capitalized lease obligations                                        (11,827)                   (9,714)
                                                                                 --------                   -------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                               58,372                   184,146
                                                                                 -------                   -------

               NET INCREASE (DECREASE) IN CASH                                   (29,775)                    8,018
                                                                                 --------                    -----

CASH AT BEGINNING OF PERIOD                                                       87,094                    48,447
                                                                                 -------                   ------

CASH AT END OF PERIOD                                                           $ 57,319                  $ 56,465
                                                                                =========                 ========

Supplementary disclosures:
 Interest paid                                                                  $ 11,040                  $ 10,937
                                                                                =========                 ========

Capitalized lease contracted                                                    $ 10,345                       $ -
                                                                                =========                      ===

See notes to financial statements.
F-4

1.       BASIS OF PRESENTATION AND GOING CONCERN

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the six-month period ended December 31, 2002 are not necessarily indicative of the results that may be expected for the year ending June 30, 2003. For further information refer to the financial statements and footnotes thereto included in the Company's Form 10-SB for the year ended June 30, 2002.

     The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company's losses, negative cash flows from operations and the working capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion.


2.   CAPTIAL STOCK

     The weighted average number of shares used for the basic and diluted loss per share was calculated as if the stock-split occurred at July 1, 2000. The weighted average number of shares used for the calculation of diluted loss per share is the same as the one used for the basic loss per share. The inclusion of any potential shares to be issued would have had an anti-dilutive effect due to the Company generating a loss.


3.   WARRANTS

     During the six months ended December 31, 2002, the Company granted warrants to purchase 128,771 shares of common stock at $1 per share to six individuals. These warrants expire in 2007.

                                  WARP 9, INC.
                             CONSOLIDATED PRO FORMA

                                  WARP 9, INC.
                             CONSOLIDATED PRO FORMA

                            ASSETS
                                                                                                  Pro forma      Pro forma
                                                                 Warp 9, Inc.     Latinocare      Adjustments     Combined
                                                               -------------      -----------    ------------    ----------
CURRENT ASSETS
Cash                                                                $ 60,411       $ 100,105       $  (100,105)(1)  $60,411
Accounts receivable, net of allowance for doubtful account of $0      82,036               -                -        82,036
Advance to shareholder                                                     -                                              -
Prepaid expenses                                                      20,406               -                -        20,406
                                                                      ------     -----------        -----------      ------

TOTAL CURRENT ASSETS                                                 162,853         100,105          (100,105)     162,853
                                                                      ------     -----------        -----------      ------
PROPERTY & EQUIPMENT
Furniture, Fixtures & Equipment                                       75,127               -                -        75,127
Computer Equipment                                                   151,469               -                -       151,469
Commerce Server                                                       50,000               -                -        50,000
Computer Software                                                      3,535               -                -         3,535
Tenant Improvements                                                   42,194               -                -        42,194
                                                                      ------     -----------        -----------      ------
                                                                     322,325                                        322,325
 Less: Accumulated depreciation & amortization                      (187,935)              -                -      (187,935)
                                                                      ------     -----------        -----------      ------

NET PROPERTY & EQUIPMENT                                             134,390               -                -       134,390
                                                                      ------     -----------        -----------      ------
OTHER ASSETS
Lease deposit                                                          7,029               -                -         7,029
Other assets                                                           2,261               -                -         2,261
                                                                      ------     -----------        -----------      ------
 TOTAL OTHER ASSETS                                                    9,290               -                -         9,290
                                                                      ------     -----------        -----------      ------

TOTAL ASSETS                                                       $ 306,533       $ 100,105        $ (100,105)    $306,533
                                                                  ==========      ==========        ===========    =========
            LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Note payable                                                        $ 50,000             $ -              $ -      $ 50,000
Accounts payable                                                      36,929         100,105          (100,105) (1)  36,929
Accrued liabilities                                                   33,459               -                -        33,459
Officer salaries payable                                             292,866               -                -       292,866
Staff salaries payable                                                23,448               -                -        23,448
Current portion -obligations under capitalized leases                 17,868               -                -        17,868
                                                                      ------     -----------        -----------      ------

TOTAL CURRENT LIABILITIES                                            454,570         100,105          (100,105)     454,570
                                                                    --------        --------         ---------     --------
LONG TERM LIABILITIES
Obligations under capitalized leases                                  20,177               -                -        20,177
Deposit - shareholder                                                 17,650               -                -        17,650
                                                                      ------     -----------        -----------      ------
 TOTAL LONG TERM LIABILITIES                                          37,827               -                -        37,827
                                                                      ------     -----------        -----------      ------

TOTAL LIABILITIES                                                    492,397         100,105          (100,105)     492,397
                                                                    --------        --------         ---------     --------
COMMITMENTS & CONTINGENCIES

SHAREHOLDERS' DEFICIT
Capital Stock                                                         40,998       1,037,652           176,942(2) 1,255,592
Additional Paid-in Capital                                         1,508,790               -        (1,508,790)(2)        -
Stock Issuance Costs                                                (294,196)              -           294,196 (2)        -
Accumulated deficit                                               (1,441,456)     (1,037,652)        1,037,652   (1,441,456)
                                                                  -----------     -----------       ----------    -----------

 TOTAL SHAREHOLDERS' DEFICIT                                        (185,864)              -                -      (185,864)
                                                                      ------     -----------        -----------    ---------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                        $ 306,533       $ 100,105        $ (100,105)    $306,533
                                                                   ==========      ==========       ===========    =========


                                          WARP 9, INC.
                                           PRO FORMA

                                                               Nine
                                                           months ended         Year ended         Year ended
                                                          March 31, 2003      June 30, 2002      June 30, 2001
                                                         ---------------      --------------    --------------

HISTORICAL AND PRO FORMA NET LOSS                               $ (209,238)         $ (586,630)       $ (395,527)
                                                                ===========         ===========       ===========


PRO FORMA BASIC AND DILUTED LOSS PER SHARE                      $    (0.00)         $  (0.00)         $    (0.00)
                                                                ===========         =========         ===========


PRO FORMA WEIGHTED AVERAGE NUMBER OF SHARES                    144,186,198         140,022,773       134,855,523
                                                               ============        ============      ===========


Background Information Regarding Pro Forma Financial Statements

         On April 1, 2003, Latinocare Management Corporation consummated a Plan and Agreement of Reorganization pursuant to which Warp 9, Inc. became a wholly-owned subsidiary of Laitnocare Management Corporation. In the transaction, the stockholders of Warp 9, Inc. received 12.5 shares of Latinocare Management Corporation for every share of Warp 9, Inc., representing approximately 131,000,000 shares of Latinocare Management Corporation (approximately 90% of outstanding shares after conversion of all the shares).

         The following unaudited pro forma combined balance sheet reflects the combination of Warp 9, Inc. and Latinocare Management Corporation and the issuance of shares of Latinocare Management Corporation common stock to Warp 9, Inc. stockholders. The unaudited pro forma combined balance sheet has been derived from unaudited consolidated historical financial statements of both Latinocare Management Corporation and Warp 9, Inc. The financial statements of Latinocare Management Corporation as of March 31, 2003 are contained in our Quarterly Report on Form 10-QSB/A filed with the SEC on April 30, 2003. The financial statements of Warp 9, Inc. as of March 31, 2003 are contained in this filing. The unaudited pro forma condensed combined balance sheet as of March 31, 2003 was prepared as if the merger had occurred on that date.

         Although from a legal perspective, Latinocare Management Corporation acquired Warp 9, Inc., from an accounting perspective, the transaction is viewed as a recapitalization of Warp 9, Inc. accompanied by an issuance of stock by Warp 9, Inc. for the net assets of Latinocare Management Corporation. This is because Latinocare Management Corporation did not have operations immediately prior to the transaction, and following the transaction, Warp 9, Inc. is the operating company. Warp 9, Inc.'s directors and officers now serve as the directors and officers of the new combined entity. Additionally, Warp 9, Inc.'s stockholders will own approximately 90% of the outstanding shares of Latinocare Management Corporation after the completion of the transaction.

         Given these circumstances, the transaction is accounted for as a capital transaction rather than as a business combination. That is, the transaction is equivalent to the issuance of stock by Warp 9, Inc. for the net assets of Latinocare Management Corporation, accompanied by a recapitalization. Because the transaction is accounted for as a capital transaction, the pro forma financial statements do not include an income statement, but only pro forma information regarding loss per share. In addition, the pro forma balance sheet has been prepared in such a manner that the pro forma equity section reflects the total outstanding Latinocare Management Corporation shares for the new merged entity. Additionally, Latinocare Management Corporation' accumulated deficit has been eliminated, while Warp 9, Inc.'s accumulated deficit remains.

         The unaudited pro forma combined balance sheet has been prepared under the assumption that 100% of the Warp 9, Inc.'s shares of common stock will be converted in Latinocare Management Corporation common stock.

         In the opinion of management of Latinocare Management Corporation and Warp 9, Inc., all adjustments necessary to present fairly the pro forma combined balance sheet have been made based on the terms and structure of the transaction.

         The unaudited pro forma combined balance sheet is not necessarily indicative of what actual results would have been had the transaction or issuance of Latinocare Management Corporation common stock to Warp 9, Inc. occurred at the beginning of the period nor do they purport to indicate the results of future operations of Latinocare Management Corporation and Warp 9, Inc. The unaudited pro forma combined balance sheet should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of Latinocare Management Corporation and Warp 9, Inc.

              Notes to Pro Forma Combined Balance Sheet (unaudited)
                                 March 31, 2003




(1) To record payment of accrued liabilities by Latinocare management, which occurred before the merger.


(2) To record the issuance of 131,119,925 shares of Latinocare management corp. in exchange for the outstanding shares of common stock of Warp 9, Inc., and to record the recapitalization of Warp 9, Inc. for the reverse acquisition.